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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           IMAX FILM DISTRIBUTION INC.

         Imax Film Distribution Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         I. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the sole stockholder in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

         II. Article FIRST of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

                  "The name of the corporation is Strategic Sponsorship Corporation."

         IN WITNESS WHEREOF, Imax Film Distribution Inc. has caused this Certificate to be executed by its authorized officer, on this 4th day of November, 1999.

                                              IMAX FILM DISTRIBUTION INC.



                                              By: /s/ John M. Davison
                                                  ------------------------------
                                                  Name:  John M. Davison
                                                  Title: Vice President, Finance


                                              By: /s/ Robert D. Lister
                                                  ------------------------------
                                                  Name:  Robert D. Lister
                                                  Title: Vice President